Exhibit 99.1

SPEAR T-cells Derived from Stem-Cells Kill Cancer Targets - Adaptimmune Presents Advances from its Allogeneic Platform at ASGCT Annual Meeting

- Edited stem-cell derived T-cells can kill MAGE-A4+ cancer targets in vitro -

- T-cell receptor expression edited in to stem cells - a milestone to build cell banks for clinical use -

PHILADELPHIA, PA., and OXFORDSHIRE, U.K., May 12, 2020 (GLOBE NEWSWIRE) -- Adaptimmune Therapeutics plc (Nasdaq:ADAP), a leader in cell therapy to treat cancer, presented advances from its “off-the-shelf” or allogeneic platform at the American Society for Gene and Cell Therapy (ASGCT) Annual meeting which kicked off in virtual format today.

Data from a poster summarized recent advances in Adaptimmune’s allogeneic platform demonstrating the production of engineered T-cells, differentiated from human induced pluripotent stem cells (hiPSC) (iT cells). The poster was presented by Garth Hamilton, PhD, a Principal Scientist at Adaptimmune, and Joanna Brewer, PhD, Adaptimmune’s SVP Allogeneic Research. There is a video webcast of this presentation available on the Adaptimmune website: https://bit.ly/2L6jtx5.

“We have clearly demonstrated that we can make T-cells from stem cells. These cells express our engineered SPEAR TCR targeting MAGE-A4 and can kill tumor cells in vitro as effectively as control cells,” said Jo Brewer, Adaptimmune’s SVP of Allogeneic Research. “We have also reached a milestone in editing our engineered TCRs into the hiPSC genome to enable successful differentiation. This is one critical element as we plan to build large banks of pluripotent cells for our proprietary differentiation process, to generate functional T-cells expressing our engineered receptors. These are great advances as we prepare for clinical use.”

Summary

•	Poster Title: Driving ADP-A2M4 SPEAR Expression from an Endogenous Hematopoietic Lineage Promotor for “Off-the-Shelf” T-Cell Therapy for MAGE-A4+ Solid Tumors
•	Edited hiPSCs (iT-cells) expressing the ADP-A2M4 TCR can kill cancer targets in vitro
•	Data suggests that, like autologous SPEAR T-cells currently in clinical trials, ADP-A2M4 iT-cells have potential to be an efficacious cell therapy
•	Ability to promote T-cell receptor expression in iT-cells via genetic knock-in at a defined locus offers an opportunity to produce multiple clonal iPSC banks encoding specific SPEAR TCRs against a range of tumor antigens

About Adaptimmune

Adaptimmune is a clinical-stage biopharmaceutical company focused on the development of novel cancer immunotherapy products for people with cancer. The Company’s unique SPEAR® (Specific Peptide Enhanced Affinity Receptor) T-cell platform enables the engineering of T-cells to target and destroy cancer across multiple solid tumors.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA). These forward-looking statements involve certain risks and uncertainties. Such risks and uncertainties could cause our actual results to differ materially from those indicated by such forward-looking statements, and include, without limitation: the success, cost and timing of our product development activities and clinical trials and our ability to successfully advance our TCR therapeutic candidates through the regulatory and commercialization processes. For a further description of the risks and uncertainties that could cause our actual results to differ materially from those expressed in these forward-looking statements, as well as risks relating to our business in general, we refer you to our Annual Report on Form 10-K filed with the SEC on February 27, 2020, and our other SEC filings. The forward-looking statements contained in this press release speak only as of the date the statements were made and we do not undertake any obligation to update such forward-looking statements to reflect subsequent events or circumstances.

Adaptimmune Contacts:

Media Relations:

Sébastien Desprez — VP, Communications and Investor Relations

T: +44 1235 430 583

M: +44 7718 453 176

Sebastien.Desprez@adaptimmune.com

Investor Relations:

Juli P. Miller, Ph.D. — Senior Director, Investor Relations

T: +1 215 825 9310

M: +1 215 460 8920

Juli.Miller@adaptimmune.com